As filed with the Securities and Exchange Commission on March 30, 2009

Registration No. 333- 150610

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

JER INVESTORS TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	75-3152779
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1650 Tysons Boulevard, Suite 1600

McLean, Virginia 22102

(703) 714-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel T. Ward

Secretary

JER Investors Trust Inc.

1650 Tysons Boulevard, Suite 1600

McLean, Virginia 22102

(703) 714-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David J. Goldschmidt

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036-6522

(212) 735-3000

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer     ☐             Accelerated filer    ☒             Non-accelerated filer     ☐             Smaller reporting company ☐

(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

On May 2, 2008, JER Investors Trust Inc. (the “Company”) filed with the Securities and Exchange Commission a registration statement on Form S-3 (Registration No. 333-150610) (the “Registration Statement”). In accordance with an undertaking of the Company contained in the Registration Statement, as required by Item 512(a)(3) of Regulation S-K, to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement and terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the 30th day of March, 2009.

JER INVESTORS TRUST INC.

By:	/s/ J. MICHAEL MCGILLIS
Name: J. Michael McGillis Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by Joseph E. Robert, Jr. and Dwight L. Bush, and by J. Michael McGillis for himself and as attorney-in-fact for each of the other persons named below, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH E. ROBERT, JR. Joseph E. Robert, Jr.	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 30, 2009

* Mark Weiss	President and Director	March 30, 2009

* Keith W. Belcher	Vice Chairman of the Board and Executive Vice President	March 30, 2009

/S/ J. MICHAEL MCGILLIS J. Michael McGillis	Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2009

* Daniel J. Altobello	Director	March 30, 2009

* Peter D. Linneman	Director	March 30, 2009

* W. Russell Ramsey	Director	March 30, 2009

* Frank J. Caufield	Director	March 30, 2009

/a/ DWIGHT L. BUSH Dwight L. Bush	Director	March 30, 2009

* By: /s/ J. MICHAEL MCGILLIS J. Michael McGillis Attorney-in-fact